[MULTI-MARKET RADIO,  INC. LOGO]

                 150 EAST 58TH STREET, 19TH FLOOR
                     NEW YORK, NEW YORK  10155



October 7, 1996



                       NOTICE OF REDEMPTION



                         CLASS A WARRANTS



TO:   Holders of Class A Warrants and Units of Multi-Market Radio, Inc.

      Multi-Market Radio, Inc., a Delaware corporation (the "Company"), hereby exercises its right pursuant to the Warrant Agreement, dated as of March 23, 1994 (the "Warrant Agreement"), among the Company, American Stock Transfer & Trust Company, as warrant agent, D.H. Blair Investment Banking Corp. ("Blair") and Americorp Securities, Inc. ("Americorp" and, together with Blair, the "Underwriters") to redeem on November 8, 1996 (the "Redemption Date") all of the Company's then outstanding redeemable Class A Warrants (Nasdaq symbol "RDIOW"), including those held as part of the Units (Nasdaq symbol "RDIOU") ("Units") of the Company (collectively, "Class A Warrants"), at $.01 per Class A Warrant. The Warrant Agreement provides that the Company has the right, on not less than 30 days notice, to redeem the Class A Warrants for $.01 per Class A Warrant if the average closing bid price per share of the Company's Class A Common Stock (Nasdaq symbol "RDIOA"), par value $.01 per share ("Class A Common Stock"), as reported on the Nasdaq Stock Market Inc.'s National Market System (the "Nasdaq National Market"), has exceeded $10.75 for 20 consecutive business days ending with the date of the notice of redemption, which notice shall be mailed no later than five business days thereafter. The date of this Notice of Redemption is October 7, 1996 and the date of mailing of this Notice of Redemption is on or about October 8, 1996. For the 20 consecutive business days ended October 7, 1996, the average closing bid price per share of Class A Common Stock exceeded $10.75 per share. As a result of the Company's call for











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redemption, the Class A Warrants may not be exercised
after 5:00 p.m., New York City time, on November 7, 1996.

      Enclosed with this Notice of Redemption are the following documents: (i) a copy of the Prospectus, dated August 8, 1995, of the Company covering the shares of Class A Common Stock issuable upon the exercise of the Class A Warrants (the"Prospectus") and (ii) a copy of the Joint Proxy Statement/Prospectus, dated October 4, 1996, of SFX Broadcasting, Inc. ("SFX") and the Company (the "Joint Proxy Statement/Prospectus"). Holders of Class A Warrants are urged to read the Prospectus and the Joint Proxy Statement/Prospectus.

Merger with SFX Broadcasting, Inc.

      The Company has entered into an Amended and Restated Agreement and Plan of Merger, as amended (the "Merger Agreement"), with SFX, and SFX Merger Company, a wholly-owned subsidiary of SFX, pursuant to which the Company will become a wholly-owned subsidiary of SFX (the "Merger"). In the Merger, each share of Class A Common Stock will convert into a fraction of a share of Class A Common Stock, par value $.01 per share, of SFX (the "SFX Class A Shares") valued at $12.50, subject to certain conditions and adjustments. Such fraction will be determined by dividing $12.50 by the average of the last reported bid and asked prices per SFX Class A Share during the 20 consecutive trading days ending on the fifth trading day prior to the consummation of the Merger, subject to adjustment in the event that, among other things, such average market price of the SFX Class A Shares during such period exceeds $44.00 per share or is less than $32.00 per share. The closing sales price of an SFX Class A Share on October 4, 1996 was $45.00. For a more detailed description of the Merger, see the sections of the Joint Proxy Statement/Prospectus entitled "Proposals 1 and A--The Merger" and "The Merger Agreement."

      Simultaneously with the mailing of this Notice of Redemption, the Company and SFX are mailing the Joint Proxy Statement/Prospectus to their stockholders in connection with stockholder meetings to vote on, among other things, the Merger. The Company will hold a Special Meeting of Stockholders (the "Special Meeting") to, among other things, approve the Merger Agreement and the Merger. The Special Meeting is scheduled for November 22, 1996. Only holders of record of shares of Class A Common Stock on October 1, 1996, the record date for the Special Meeting, will be able to vote at the Special Meeting. ACCORDINGLY, HOLDERS OF CLASS A WARRANTS ("HOLDERS") WHO EXERCISE THEIR CLASS A WARRANTS WILL NOT BE ENTITLED TO VOTE AT THE SPECIAL MEETING. HOWEVER, HOLDERS WHO EXERCISE THEIR CLASS A WARRANTS AND PURCHASE SHARES OF CLASS A COMMON STOCK PRIOR TO THE REDEMPTION DATE WILL RECEIVE SFX CLASS A SHARES IN THE MERGER IN THE EVENT THE MERGER IS CONSUMMATED.

Terms of Redemption

      Redemption Date:  November 8, 1996

      Redemption Price: $.01 per Class A Warrant


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Cessation of Right to Exercise and Other Rights of Class A Warrant Holders

      The right of Holders to exercise their Class A Warrants to purchase shares of Class A Common Stock shall terminate at 5:00 p.m., New York City time, on November 7, 1996 (the "Exercise Deadline"). After such time, Holders will have no rights except to receive, upon surrender of their Class A Warrants, the Redemption Price. The Redemption Price is substantially less than either (i) the current market price of the Class A Common Stock, or (ii) the current market price of the Class A Warrants. On October 4, 1996 the last sale price per share of Class A Common Stock on the Nasdaq National Market was $12.75 and the last sale price per Class A Warrant on the Nasdaq National Market was $5.00.

Redemption Procedure

      Payment of the amount to be received upon redemption will be made by the Company upon the presentation and surrender of the Class A Warrants for payment at any time prior to, on or after the Redemption Date. To surrender Class A Warrants for redemption, Holders should deliver certificates representing the Class A Warrants to American Stock Transfer & Trust Company (the "Warrant Agent") at the following address:

              American Stock Transfer & Trust Company
                          40 Wall Street
                     New York, New York 10005
                       Attention:  Exchanges

Use of Proceeds

      As of October 1, 1996, there were 1,055,437 outstanding Class A Warrants. If all such outstanding Class A Warrants are exercised, as to which there can be no assurance, the Company will receive gross proceeds of approximately $8.2 million. Pursuant to the Warrant Agreement, the Underwriters are, under certain circumstances, entitled to a fee equal to 4% of the exercise price of each Class A Warrant. The Company expects to use the remaining proceeds from the exercised Class A Warrants for working capital and general corporate purposes, subject to any payment made to The Huff Alternative Income Fund, L.P. ("Huff"), as discussed below.

      Pursuant to the terms of that certain Securities Purchase Agreement between the Company and Huff (the "Securities Purchase Agreement"), the Company is entitled to prepay up to 50% of the $18.4 million principal amount of its Senior Subordinated Debentures (the "Debentures") at a prescribed premium with the proceeds from the exercise of the Class A Warrants (or of the Class B Warrants of the Company). In the event that the Company receives more than $1.0 million from the exercise of such warrants but has not used such proceeds to repay the Debentures, Huff has the right, but not the obligation, to require the Company to prepay a portion of the Debentures with one-half of such proceeds. Huff and the Company have agreed to waive such provisions, pending the Merger. In the event that the Merger Agreement is terminated, the waiver will lapse and Huff will be able to

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require the Company to utilize approximately $7.0 million to prepay a portion of the Debentures. There can be no assurance that, in the event that the Company is required to repay a portion of the Debentures, it will have sufficient funds to meet its prepayment obligations, in which case, the Company may be in default under the Securities Purchase Agreement and the entire principal amount of Debentures may become due.

Exercise Rights of Class A Warrants

      In lieu of surrendering the Class A Warrants for redemption, Holders of Class A Warrants may, at their option, exercise their Class A Warrants to purchase shares of Class A Common Stock. After the Exercise Deadline, Class A Warrants will no longer be exercisable for shares of Class A Common Stock.

      Each Class A Warrant entitles Holder to purchase one share of Class A Common Stock at an exercise price of $7.75 per share (the "Exercise Payment"). On October 4, 1996 the last sale price per share of Class A Common Stock on the Nasdaq National Market was $12.75.

How to Exercise Class A Warrants

      Holders who wish to exercise their Class A Warrants and avoid redemption must do the following:

      1. Complete and sign the "Subscription Form" on the reverse side of each Class A Warrant certificate in the exact name in which the Class A Warrant certificate is issued and, unless the Holder is an Eligible Institution (as defined below), have such signature guaranteed by a financial institution (a commercial bank, savings and loan association, credit union or brokerage house) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (an "Eligible Institution"); and

      2. Submit (or have their broker submit) to the Warrant Agent at the address indicated above: (a) the Class A Warrant certificate and (b) the payment of the Exercise Payment of $7.75 for each Class A Warrant exercised. Payments must be made only by official bank or certified check payable to "Multi-Market Radio, Inc."

      The Class A Warrant certificate and the corresponding Exercise Payment must arrive at the office of the Warrant Agent prior to the Exercise Deadline; provided, however, that if the Warrant Agent receives the Exercise Payment prior to the Exercise Deadline, broker-dealers shall have five (5) business days to deliver Class A Warrant certificates held in "street name" to the Warrant Agent.



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      THE RIGHT TO EXERCISE THE CLASS A WARRANTS SHALL
      TERMINATE ON NOVEMBER 7, 1996 AT 5:00 P.M., NEW YORK CITY
      TIME.

      ANY CLASS A WARRANT RECEIVED WHICH IS NOT ACCOMPANIED BY THE APPLICABLE EXERCISE PAYMENT OR WHICH IS RECEIVED WITHOUT THE SUBSCRIPTION FORM HAVING BEEN COMPLETED AND SIGNED WILL BE DEEMED TO HAVE BEEN DELIVERED FOR REDEMPTION, AND NOT FOR EXERCISE.

Registration of Class A Common Stock

      The shares of Class A Common Stock issuable upon exercise of the Class A Warrants have been registered under the federal securities laws pursuant to the registration statement of which the Prospectus forms a part. The shares of Class A Common Stock issuable upon exercise of the Class A Warrants are registered, or qualified for an exemption from registration, under the state securities or "blue sky" laws of all states.

Removal of Class A Warrants and Units from Quotation on Nasdaq

      Promptly after the Redemption Date, the Company intends to file an application with the Nasdaq Stock Market Inc. ("Nasdaq") to remove the Class A Warrants from quotation on the Nasdaq National Market and an application with Nasdaq to remove the Units from quotation on the Nasdaq Stock Market, Inc.'s SmallCap Market.

Certain Federal Income Tax Considerations

      The Company believes that, if a Holder of Class A Warrants elects to exercise such Class A Warrants in exchange for shares of Class A Common Stock, then such Holder should recognize no taxable gain or loss as a result of such exercise. The Company further believes that Holders of Class A Warrants should recognize taxable gain or loss upon the redemption of their respective Class A Warrants in an amount equal to the difference between the adjusted tax basis in such Class A Warrants and the consideration received therefor. All Holders of Class A Warrants are advised to consult their own tax advisors as to the specific federal, state, local and foreign tax consequences in connection with the redemption or exercise of Class A Warrants.

Further Information and Assistance

      The Underwriters are acting as the Company's Solicitation Agent in connection with the exercise of the Class A Warrants. Questions or requests for assistance in connection with the exercise of Class A Warrants should be directed to David Nachamie ((212) 495-4105) or Kenton Wood ((212) 495-4400) at D.H. Blair & Co., Inc. or Thomas Yesman ((212) 412-8931) or Annie Thomas ((212) 412-7881) at Americorp Securities, Inc.

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      In addition, you may also contact the Company's Information Agent,
Georgeson & Company Inc., at (800) 223-2064.

      We appreciate your continued support of the Company.

                               Very truly yours,

                           MULTI-MARKET RADIO, INC.







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